Exhibit 5.0
                    , 2010
Board of Directors
Fraternity Community Bancorp, Inc.
764 Washington Boulevard
Baltimore, Maryland 21230
     Re:    Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as special counsel for Fraternity Community Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) initially filed by the Company on October 20, 2010 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder.
     Pursuant to a Plan of Conversion, as amended, adopted by the Board of Directors of Fraternity Federal Savings and Loan Association (the “Association”), the Registration Statement relates to the proposed issuance and sale by the Company of up to 1,587,000 shares (the “Offering Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) in a subscription offering and a community offering and, if necessary, a syndicated community offering (the “Offerings”).
     In the preparation of this opinion, we have examined originals or copies identified to our satisfaction of: (i) the Company’s articles of incorporation; (ii) the Company’s bylaws; (iii) the Registration Statement, including the prospectus contained therein and the exhibits thereto; (iv) certain resolutions of the Board of Directors of the Company relating to the issuance of the Common Stock being registered under the Registration Statement; (v) the Plan of Conversion, as amended; (vi) the trust agreement for the Association’s employee stock ownership plan (the “ESOP”) and the form of loan agreement between the Company and the ESOP; and (vii) the form of stock certificate approved by the Board of Directors of the Company to represent shares of the Common Stock. We have also examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact, as we have deemed necessary or advisable for purposes of our opinion.

Board of Directors
Fraternity Community Bancorp, Inc.
____________, 2010

     In our examination, we have relied on the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have relied on the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.
     This opinion is limited solely to the Maryland General Corporation Law, including applicable provisions of the Constitution of Maryland and the reported judicial decisions interpreting such law.
     For purposes of this opinion, we have assumed that, prior to the issuance of any shares of Common Stock, (i) the Registration Statement, as finally amended, will have become effective under the Act and (ii) the conversion of the Association will have become effective.
     Based upon and subject to the foregoing, it is our opinion that the Offering Shares, when issued and sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.
     This opinion may not be referred to in any document without our prior express written consent. We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and as an exhibit to the Association’s Application on Form AC filed with the Office of Thrift Supervision (the “OTS Application”), and to the reference to our firm under the heading “Legal and Tax Opinions” in the prospectus which is part of the Registration Statement as such may be amended or supplemented, or incorporated by reference in any Registration Statement covering additional shares of Common Stock to be issued or sold under the Plan of Conversion, as amended, that is filed pursuant to Rule 462(b) of the Act, and to the reference to our firm in the OTS Application. In giving such consent, we do not hereby admit that we are experts or are otherwise within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours, KILPATRICK STOCKTON LLP
By:
Joel E. Rappoport, a Partner